Exhibit 10.1

SECOND AMENDMENT
TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of May 5, 2015, by and between SILICON VALLEY BANK (“Bank”) and SAJAN, INC. (“Borrower”).

RECITALS

A.           Bank and Borrower are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 28, 2013, as amended by a First Amendment to Amended and Restated Loan and Security Agreement dated as of March 26, 2015 (the “First Amendment”; as amended by the First Amendment, the “Loan Agreement”).

B.           The First Amendment incorrectly stated that compliance with Section 6.9(a) is tested at the end of each quarter, rather than at the end of each month. This Amendment corrects that mistake.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1.           Section 6.9 (Financial Covenants). Section 6.9 is amended and restated, to read as follows:

6.9 Financial Covenants. Maintain at all times the following covenants, to be tested as of the last day of each month:

(a) Tangible Net Worth. On a consolidated basis, Tangible Net Worth of at least $2,500,000, increasing as of the last day of each fiscal quarter of Borrower by an amount equal to 25% of the sum of (i) Net Income for such quarter, (ii) any increase in the principal amount of outstanding Subordinated Debt during such quarter, and (iii) the net amount of proceeds received by Borrower in such quarter from the sale or issuance of equity securities. Losses in any quarter shall not reduce the required Tangible Net Worth.

(b) EBITDA. Upon the consummation of a Permitted Acquisition, Section 6.9(a) shall cease to be of any force or effect, and thereafter Borrower shall maintain, on a consolidated basis, EBITDA of at least $1.00 for the trailing six (6) month period ending on the last day of each month.

2.2.           Exhibit C (Compliance Certificate). Exhibit C of the Loan Agreement is replaced by Exhibit C attached hereto.

3.           Limitation of Amendments.

3.1.           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2.           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.           Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) such other documents as the Bank may reasonably request.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SAJAN, INC.

By	/s/ Thomas P. Skiba
Name:	Thomas Skiba
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By	/s/ Tom Hertzberg
Name:	Tom Hertzberg
Title:	Vice President

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Tangible Net Worth (Section 6.9) (a)

Required:	$2,500,000

Actual:

A.	Total Assets	$_____

B.	Intangible Assets	$_____

C.	Total Liabilities	$_____

D.	Subordinated Debt	$_____

E.	Tangible Net Wort (A-B- C÷D)	______

Is line E equal to or great than $2,500,000*?

_______ No, not in compliance           _______ Yes, in compliance

*For measurements after the First Amendment Date, increase by 25% of Net income, increase in the principal amount of Subordinated Debt and new equity net proceeds on quarterly basis.

II.	EBITDA (Section 6.9 (b))

Required:	$1.00 for rolling 6-month period

Actual:

A.	Net Income [Line II.A]		$_____

B.	To the extent included in the determination of Net Income

	1.	The provision for income taxes	$_____

	2.	Depreciation expense	$_____

	3.	Amortization expense	$_____

	4.	Net Interest Expense	$_____

	5.	All other charges which are both non-cash and non-recurring	$_____

	6.	All non-cash income	$_____

	7.	The sum of lines 1 through 5 minus line 6	$_____

C.	EBITDA (line A plus line B.7)		______

Is line C equal to or greater than $1.00?

_______ No, not in compliance           _______ Yes, in compliance

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SAJAN, INC.

The undersigned authorized officer of SAJAN, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending __________ with all required covenants except as noted below: (2) there are no continuing Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all requited tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Audited financial statements 10-Q, 10-K, and 8-K	Annually within 120 days of FYE Within 5 days after filing with SEC	Yes No Yes No
Transaction Report, A/R & A/P Agings	Monthly within 30 days	Yes No
Collateral Audit	Annually, unless conditions Warrant. Requirement waived if no amounts are outstanding on the LOC	Yes No
Annual financial projections	Within 30 days of FYE	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times (measured monthly)
Minimum Tangible Net Worth	$2,500,000*	$	Yes No
*plus 25% of quarterly Net Income, Subordinated Debt and new equity EBITDA (after Permitted Acquisition) trailing 6 months	$1.00	$	Yes No

The following financial covenant analys[is][es] and information set forth in Schedule 1, if any, attached hereto arc true and accurate as of the date of this Certificate.

-2-